As filed with the Securities and Exchange Commission on August 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	20-2000033
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

www.zillow.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spencer M. Rascoff

Chief Executive Officer

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. McShea Andrew B. Moore Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101-3099 (206) 359-8000	Kathleen Philips General Counsel Zillow, Inc. 1301 Second Avenue, Floor 31 Seattle, Washington 98101 (206) 470-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering by Zillow
Class A Common Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Preferred Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Convertible Preferred Stock, $0.0001 par value per share	(1)(2)	(1)(2)	(1)
Debt Securities (3)	(1)(2)	(1)(2)	(1)
Convertible Debt Securities (3)	(1)(2)	(1)(2)	(1)
Stock Purchase Contracts	(1)(2)	(1)(2)	(1)
Stock Purchase Units (4)	(1)(2)	(1)(2)	(1)
Warrants (5)	(1)(2)	(1)(2)	(1)
Subtotal of Primary Offering			$150,000,000(7)	$17,190.00
Secondary Offering by Selling Shareholders
Class A Common Stock, $0.0001 par value per share (6)	3,600,891	$36.50(8)	$131,432,522(8)	$15,062.17
Total for Primary and Secondary Offerings			$281,432,522	$32,252.17

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the total proposed maximum aggregate proceeds that may be raised pursuant to primary offerings by Zillow, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price for each class pursuant to primary offerings by Zillow.
(2)	An indeterminate aggregate initial offering price and number of the securities of each listed class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements pursuant to primary offerings by Zillow. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units pursuant to primary offerings by Zillow.
(3)	Subject to note (2), an indeterminate amount of these securities may be senior or subordinated.
(4)	Each stock purchase unit will consist of a (i) stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Class A common stock and (ii) beneficial interest in debt securities or convertible debt securities, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Class A common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests.
(5)	Subject to note (2) above, an indeterminate number of warrants to purchase shares of our Class A common stock, preferred stock or convertible preferred stock is being registered hereunder.
(6)	Pursuant to Rule 416(a) of the Securities Act, the number of shares of Class A common stock registered for secondary offerings by the selling shareholders includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.
(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Market on August 2, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2012

PROSPECTUS

ZILLOW, INC.

Class A Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

We may offer from time to time Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $150,000,000. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock or preferred stock or other securities of Zillow. When we decide to sell a particular class of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

In addition, the selling shareholders may from time to time sell up to 3,600,891 shares of Class A common stock. In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of shares of our Class A common stock that each of the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our Class A common stock by the selling shareholders, but we may pay certain registration and offering fees and expenses.

You should read this prospectus and any prospectus supplement carefully before you invest. Neither we nor the selling shareholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.” On August 6, 2012, the last reported sale price of our Class A common stock on The Nasdaq Global Market was $39.64 per share.

Investing in our securities involves risks. See the sections entitled “Forward-Looking Information” and “Risk Factors” on page 3 of this prospectus, and in any accompanying prospectus supplement, as well as documents which are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell Class A common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities, stock purchase contracts, stock purchase units or warrants described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $150,000,000, and the selling shareholders may sell up to an aggregate amount of 3,600,891 shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or in any free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date. The terms “Zillow,” “we,” “us,” and “our” refer to Zillow, Inc. unless the context otherwise requires or where otherwise indicated.

ZILLOW, INC.

Zillow, Inc. was incorporated in the State of Washington in December 2004. We are the leading real estate information marketplace, providing vital information about homes, real estate listings and mortgages through our mobile applications and websites, enabling homeowners, buyers, sellers and renters to connect with real estate, mortgage and rental professionals best suited to meet their needs.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillow.com. In addition, we maintain a Facebook page at www.facebook.com/zillow and a twitter feed at www.twitter.com/zillow. Information contained on, or that can be accessed through, our website, Facebook page or twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address and twitter feed address in this prospectus are inactive textual references only.

“Zillow,” “Zillow.com,” “Zestimate,” “Make Me Move,” “Postlets,” “RentJuice,” and the Zillow logo are registered trademarks of Zillow in the United States and in some other countries. “Diverse Solutions” is a trademark of Zillow. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 2, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012;

•	Our Current Reports on Form 8-K filed on May 2, 2012, June 1, 2012, June 7, 2012, June 29, 2012, and our Current Reports on Form 8-K/A filed on January 13, 2012 and June 13, 2012; and

•

The description of our Class A common stock as set forth in our registration statement on Form 8-A, which was filed on July 13, 2011, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by contacting our investor relations department at our principal offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, or at (866) 504-0030. You may also obtain this information without charge from investors.zillow.com/sec.cfm.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities by us offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no commitments or agreements as of the date of this prospectus to enter into any acquisitions or investments. Pending the use of net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing investments. We will not receive any of the proceeds from the sale of our Class A common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

For purposes of computing the ratio of earnings to fixed charges and combined fixed charges and preferred dividends to earnings, earnings represent pre-tax income (loss) from continuing operations plus fixed charges. Fixed charges represent estimated interest within rental expense. The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred dividends to earnings for each period indicated.

	Three Months Ended March 31, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	11.14	2.41	—	—	—	—
Ratio of combined fixed charges and preferred dividends to earnings (1)(2)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings were inadequate to cover fixed charges by approximately $6.8 million, $13.0 million, $21.9 million and $21.8 million for the years ended December 31, 2010, 2009, 2008 and 2007, respectively.
(2)	For the three months ended March 31, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we paid no preferred dividends.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale of up to a total of 3,600,891 shares of our Class A common stock by shareholders who have registration rights pursuant to an investors’ rights agreement to which we are party as described more fully below under “Description of Capital Stock — Registration Rights.” Of the total number of these shares of Class A common stock, TCV V, L.P. and TCV Member Fund, L.P. (together, the “TCV Funds”), which are affiliated with our director Jay C. Hoag, have requested that we register 3,000,891 shares; the Blachford-Mohit Family Trust, which is affiliated with our director Erik Blachford, has requested that we register 100,000 shares; Richard Barton, our director and Executive Chairman, has requested that we register 250,000 shares; Lloyd Frink, our director, Vice Chairman and President, has requested that we register 200,000 shares; and the Frink Descendants’ Trust, which is affiliated with Mr. Frink, has requested that we register 50,000 shares. Further information about the individuals and entities that may offer shares of Class A common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Each of these potential selling shareholders acquired the shares included in this registration statement prior to the date of the filing of the registration statement of which this prospectus forms a part in transactions that were exempt from registration under the Securities Act. The transactions in which the shares were acquired occurred prior to our July 2011 initial public offering of Class A common stock and, in the case of the TCV Funds, in a private placement that occurred concurrently with our July 2011 initial public offering of Class A common stock, and have been completed.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated bylaws are summaries and are qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, which is incorporated by reference herein.

Our authorized capital stock consists of 645,000,000 shares, each with a par value of $0.0001 per share, consisting of the following three classes of stock:

•	600,000,000 shares designated as Class A common stock;

•	15,000,000 shares designated as Class B common stock; and

•	30,000,000 shares designated as preferred stock.

As of June 30, 2012, we had outstanding 20,859,428 shares of Class A common stock, held of record by 112 shareholders and 8,341,026 shares of Class B common stock, held of record by two shareholders. In addition, as of June 30, 2012, 5,291,516 shares of our Class A common stock were subject to outstanding stock options with a weighted average exercise price of $11.25 per share.

Class A Common Stock and Class B Common Stock

Voting Rights

Since Zillow’s inception, we have had authorized Class A common stock, which has one vote per share, and authorized Class B common stock, which has ten votes per share. On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation.

Under Washington law and our amended and restated articles of incorporation, holders of our Class A common stock and holders of our Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•

effect an exchange or reclassification of all or part of the issued and outstanding shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the rights, preferences, or limitations of all or part of the issued and outstanding shares of the class that would adversely affect the holders of shares of the class;

•	change all or part of the issued and outstanding shares of the class into a different number of shares of the same class, that would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of our capital stock.

Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single voting group, will be entitled to elect all of the directors standing for election, if they so choose.

Because of our dual class structure, for the foreseeable future our founders, Richard Barton and Lloyd Frink, who currently hold all of our Class B common stock, will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors (with or without cause).

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group. If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock will receive Class A common stock and holders of Class B common stock will receive Class B common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our Class A common stock and Class B common stock are entitled to share ratably in proportion to the number of shares of Class A common stock then held by each (assuming the conversion of all shares of Class B common stock into shares of Class A common stock) in our assets available for distribution to the shareholders after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Redemption

Our Class A common stock and Class B common stock are not redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights shall exist with respect to shares of our stock or securities convertible into shares of our stock, except to the extent provided by written agreement.

Conversion

All of the Class B common stock is currently held by Richard Barton or Lloyd Frink, each of whom we refer to in this “Conversion” section as a “founder.” Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for (i) certain transfers described in our amended and restated articles of incorporation, so long as the founder who transfers the Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred or (ii) transfers between the founders or entities through which a founder holds exclusive voting and dispositive power with respect to the Class B common stock.

In the event of the death or mental disability of a founder, each share of such founder’s Class B common stock will convert into one share of Class A common stock, except as set forth below. If a founder (whom we refer to as the transferring founder), or an entity that holds Class B common stock with respect to which such founder holds exclusive voting and dispositive power, transfers voting control of shares of Class B common stock to the other founder contingent or effective upon the transferring founder’s death or mental disability, then the transferring founder’s death or mental disability will not immediately trigger a conversion to Class A common stock, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the transferring founder. Further, if one founder dies or becomes mentally disabled simultaneously with when the other founder dies or becomes mentally disabled, the founders’ death or mental disability will not immediately trigger a conversion to Class A common stock if voting control of the founders’ shares of Class B common stock is transferred to a trustee designated by the founders and approved by the board of directors, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the founders.

Once converted into Class A common stock, the Class B common stock may not be reissued.

Except for the issuance of Class B common stock in connection with dividends or distributions in accordance with the amended and restated articles of incorporation, we will not issue additional shares of Class B common stock unless the issuance is approved by holders of a majority of the outstanding shares of Class A common stock and holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group.

Preferred Stock

Pursuant to our amended and restated articles of incorporation, our board of directors has the authority to issue up to 30,000,000 shares of preferred stock from time to time in one or more series, including preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of other shares of our capital stock, without further action by shareholders, other than approval by or written agreement of holders of at least a majority of our outstanding Class B common stock, which is held by our two founders, Richard Barton and Lloyd Frink (which we refer to as the approval right), or in lieu of such approval or written agreement, approval by our board of directors including a founder in his capacity as a member of our board of directors. The approval right will terminate when the Class B common stock represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock. Subject to this approval right, our board of directors will also have the authority to fix the voting rights, limitations and relative rights of any series of preferred stock, including dividend rights, liquidation rights, redemption rights, conversion rights and voting rights. The issuance of preferred stock may decrease the market price of the Class A common stock.

Registration Rights

We are party to an investors’ rights agreement with Benchmark Capital V, L.P., the TCV Funds, PAR Investment Partners, L.P., the Blachford-Mohit Family Trust, and Gregory B. Maffei, who we refer to in this section collectively as the “eligible investors,” and Richard Barton, Lloyd Frink, the Barton Descendants’ Trust and the Frink Descendants’ Trust, who we refer to collectively in this “Registration Rights” section as our “founders”. Under this agreement, the eligible investors and our founders are entitled, subject to certain conditions, to the registration rights described below with respect to certain shares of our Class A common stock (assuming conversion of the Class B common stock), which we refer to in this section as the “registrable securities.” These registration rights enable the eligible investors and our founders to offer and sell registered shares of our Class A common stock without restriction (including in public markets) under the Securities Act when the applicable registration statement is declared effective.

We are required to pay for all expenses, other than underwriting discounts, commissions and stock transfer taxes, incurred in connection with the registration of the registrable securities. Under the investors’ rights agreement, we have agreed to indemnify the holders of the registrable securities against specified liabilities under state and federal securities laws, including liabilities under the Securities Act. No holder of registrable securities will be entitled to registration rights under the investors’ rights agreement after the earlier of (a) five years after the closing of our initial public offering on July 25, 2011, or (b) as to any holder, the time after the closing of our initial public offering on July 25, 2011 at which the holder holds 1% or less of our outstanding Class A common stock and all registrable securities held by the holder can be sold in any three-month period without registration in compliance with Rule 144 under the Securities Act.

Demand Registration Rights

Pursuant to the investors’ rights agreement, the eligible investors and our founders are entitled to the demand registration rights described in this section. Any investor who constitutes a “major investor” as defined in the investors’ rights agreement, or one or more of our founders holding in the aggregate at least 30% of our Class B common stock, including for this purpose, any Class A common stock issued in conversion of such Class B common stock, may request that we register all or a portion of their registrable securities so long as the anticipated aggregate offering price is in excess of $20 million. In that case, all of the eligible investors and our founders will be entitled to participate in the registration. We will not be required to effect a demand registration during the period beginning 90 days prior to the filing, and ending 180 days following the effectiveness, of a registration statement we initiate relating to a public offering of our securities. Subject to specified conditions, we may defer a demand registration for up to 90 days in a 12-month period. Further, we will not be required to effect a demand registration for a major investor if we have previously effected two demand registrations initiated by one or more major investors. Similarly, we will not be required to effect a demand registration for one of our founders if we have previously effected two demand registrations initiated by one or more of our founders. In an underwritten offering, the underwriter has the right, subject to conditions, to limit the number of registrable securities that the eligible investors and our founders may include in the registration. In that case, the number of shares that may be included in the underwritten offering will be apportioned between the eligible investors and our founders so that the eligible investors may include 65% of the total number of securities to be included in the offering and our founders may include 35% of the total number of securities to be included in the offering.

Piggyback Registration Rights

The eligible investors and our founders may elect to include their registrable securities in any registration statement we file under the Securities Act to register any of our securities, subject to exceptions, and also to include those shares in any underwritten offering contemplated by that registration statement. We are not required to include in any registration and underwriting the shares that the holders elect to include in a registration statement where the underwriter determines in good faith that the inclusion of the shares would jeopardize the success of the offering, so long as the total number of shares of the holders included in the offering is not reduced below 30% of the total number of registrable securities included in the offering. In the event the underwriter determines to limit the participation of the eligible investors and our founders, the shares those holders may include in the registration will be apportioned between the eligible investors and our founders so that the eligible investors may include 65% of the total number of securities to be offered by those holders and our founders may include 35% of the total number of securities to be offered by those holders.

Form S-3 Registration Rights

The eligible investors and our founders may require us, upon request of a major investor, or one or more of our founders holding an aggregate of at least 30% of our Class B common stock, including, for this purpose, any Class A common stock issued in conversion of such Class B common stock, to file additional registration statements on Form S-3 to register their registrable securities so long as the proposed aggregate offering amount is at least $10 million for each registration. We do not have to effect a Form S-3 registration in response to a major investor’s request if we have, within the preceding 12-month period, already effected two Form S-3 registrations at the request of one or more major investors. Similarly, we do not have to effect a Form S-3 registration in response to a founder’s request if we have, within the preceding 12-month period, already effected two Form S-3 registrations at the request of one or more of our founders. In addition, subject to specified conditions, we may defer a Form S-3 registration for up to 90 days in a 12-month period.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Washington Law

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws and Washington law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of our company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business. Some of these provisions will become effective only after the date, which we refer to as the threshold date, on which the Class B common stock held by our founders, Richard Barton and Lloyd Frink, represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock.

Dual Class Structure

As discussed above, our Class B common stock has 10 votes per share, while our Class A common stock, which is the only class of stock which is publicly traded, has one vote per share. All of our Class B common stock is controlled by our founders, Richard Barton and Lloyd Frink. Because of our dual class structure, for the foreseeable future our founders will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of us or of our assets. In addition, until the threshold date our founders will be able to call meetings of shareholders and fill vacancies on the board, and directors may be removed with or without cause. The concentrated control described above could also delay, defer or prevent a change of control, merger, consolidation, takeover or other business combination involving us that other shareholders may support, and could discourage a potential acquiror from initiating such a transaction.

Authorized but Unissued Shares of Class A Common Stock and Preferred Stock

Our authorized but unissued shares of Class A common stock and preferred stock are available for our board of directors to issue without shareholder approval (except to the extent described above under “Preferred Stock”). To the extent described above in “Preferred Stock”, our board of directors has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of our Class A common stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Class A common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Class A common stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. Prior to the threshold date, our directors can be removed with or without cause by holders of our Class A common stock and Class B common stock, voting together as a single group, and vacancies on the board of directors may be filled by such shareholders voting together as a single group, by the affirmative vote of a majority of the directors then in office or by the sole remaining director. After the threshold date, our directors can be removed only for cause and vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office or by the sole remaining director. Further, both before and after the threshold date, only our board of directors may change the size of our board of directors. Because, after the threshold date, this system of electing, appointing and removing directors generally makes it more difficult for shareholders to replace a majority of our board of directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our board of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder actions. In addition, our amended and restated articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, our board of directors, our chief executive officer, our president or (prior to the threshold date) holders of at least 25% of the combined voting power of our outstanding Class A common stock and Class B common stock. After the threshold date, only the chairman of our board of directors, our board of directors, our chief executive officer or our president may call a special meeting of shareholders.

Advance Notice Requirements for Shareholders Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Amended and Restated Bylaws and Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders can amend or repeal the bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our Class A common stock and Class B common stock, voting together as a single group.

Unless approved by a majority of our “continuing directors,” as that term is defined in our amended and restated articles of incorporation, specified provisions of our articles of incorporation may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote on the action, including the following provisions:

•

those requiring the affirmative vote of at least two-thirds of the voting power of our outstanding Class A common stock and Class B common stock, voting together as a single group, in order for shareholders to amend or repeal our bylaws;

•	those dividing our board of directors into three classes;

•	those providing that, after the threshold date, directors are removable only for cause;

•	those permitting, after the threshold date, only a majority of the members of our board of directors or the sole remaining director to fill vacancies on our board;

•	those providing that only our board of directors may change the size of our board of directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding Class A common stock and Class B common stock, voting together as a single group, to amend specified provisions of our amended and restated articles of incorporation; and

•

those providing that special meetings of shareholders may be called only by the chairman of our board of directors, our chief executive officer, our president or (prior to the threshold date) holders of at least 25% of the combined voting power of our outstanding Class A common stock and Class B common stock.

Washington Law

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (a) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (b) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Significant business transactions include, among other transactions:

•	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation employed in Washington over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, “significant business transactions” are permitted, as long as they comply with the “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under a debt indenture summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of debt indenture relating to the debt securities, along with a form of debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Zillow, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the debt indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the debt indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the debt indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the debt indenture. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the debt indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “— Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The debt indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under a convertible debt indenture summarized below. Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of indenture relating to the convertible debt securities, along with a form of convertible debt securities, are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indenture does not limit the amount of other indebtedness or convertible debt securities which we or our subsidiaries may issue. Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “— Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

If any of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•

whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•

any other terms of the convertible debt securities and any other deletions from or modifications or additions to the convertible debt indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will, subject to certain conditions, pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may, subject to certain conditions, pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any convertible debt security selected for redemption in whole or in part, except the unredeemed portion of any convertible debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indenture does not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the convertible debt indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into Class A common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our Class A common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our Class A common stock as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to any of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally, indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Zillow, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshaling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible debt indenture will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the convertible debt indenture without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the convertible debt indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the convertible debt indenture in a way that would:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the convertible debt indenture, to waive compliance with certain provisions of the convertible debt indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the convertible debt indenture. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the convertible debt indenture with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any convertible debt security of that series or in respect of a provision of the convertible debt indenture that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the convertible debt indenture for 60 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the convertible debt indenture. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•

the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance,” or

•

to be released from our obligations under the indenture with respect to the convertible debt securities as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance”.

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the convertible debt indenture or any other material agreement or instrument to which we are a party or by which we are bound,

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the convertible debt indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “— Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The convertible debt indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our Class A common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of Class A common stock and the number of shares of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

•	our debt securities or convertible debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities;

securing the holders’ obligations to purchase the Class A common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

An accompanying prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in any accompanying prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if any, the prepaid related securities and the document contracts or stock purchase units, and, if any, the prepaid securities and the documents pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units, as necessary. Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in an accompanying prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, Class A common stock, preferred stock or convertible preferred stock that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•

the designation and terms of the securities, if other than Class A common stock, purchasable upon exercise of the warrants and of any securities, if other than Class A common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver in order to exercise a warrant. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business, New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

USE OF GLOBAL SECURITIES

The debt securities or convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities or convertible debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents. In this section, the term “debt securities” will refer to both debt securities and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The applicable indenture provides that if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling shareholders may also sell their shares of Class A common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, we or any selling shareholder may enter into option, share lending or other types of transactions that require us or such selling shareholder to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or such selling shareholder may:

•	enter into transactions involving short sales of shares of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•

enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The prospectus supplement with respect to each series of securities will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling shareholders pay for solicitation of these delayed delivery contracts.

The selling shareholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling shareholder in the ordinary course of business.

We or the selling shareholders may sell the offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “Z.” Class A common stock sold under this prospectus will be listed on The Nasdaq Global Market, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance by us of Class A common stock, preferred stock or convertible preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Perkins Coie LLP, Seattle, Washington, will provide Zillow with an opinion as to the legality of the securities we are offering. Counsel representing any underwriters, dealers, agents or selling shareholders will be named in the applicable prospectus supplement.

TWB Investment Partnership II, L.P., an entity affiliated with Perkins Coie LLP, and certain members of Perkins Coie LLP beneficially own an interest representing less than 0.1% of our outstanding capital stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of Diverse Solutions, Inc. appearing in our Current Report on Form 8-K, as amended, dated January 13, 2012, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Diverse Solutions, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Diverse Solutions, Inc. financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of RentJuice Corporation appearing in our Current Report on Form 8-K, as amended, dated June 13, 2012, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part. The RentJuice Corporation financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Class A Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Warrants

PROSPECTUS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table shows expenses to be incurred in connection with the offering of the securities being registered, all of which will be paid by Zillow. All amounts are estimates, other than the SEC registration fee.

SEC registration fee		$32,252.17
FINRA filing fee		*
The Nasdaq Global Market listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Blue sky fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

ITEM 15.	Indemnification of Directors and Officers

Washington law provides that directors of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that directors may be indemnified against liability incurred in a proceeding to which they are a party because of being a director so long as:

•	the director acted in good faith;

•

the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Directors generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•	for unlawful distributions to shareholders.

Our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have entered into agreements to indemnify our directors and certain of our officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that we will indemnify our directors and certain of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a director or officer of Zillow. We have also obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers may be sufficiently broach to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation, dated July 20, 2011 (Filed as Exhibit 3.1 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated July 25, 2011 (Filed as Exhibit 3.2 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.3	Specimen of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Zillow, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (SEC File No. 333-173570) filed on June 20, 2011, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

4.13	Second Amended and Restated Investors’ Rights Agreement, dated September 7, 2007 (Filed as Exhibit 4.2 to Zillow, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-173570) filed on April 18, 2011, and incorporated herein by reference).

4.14	Agreement, Waiver and Amendment With Respect to Initial Public Offering and Common Stock Financing, dated as of April 16, 2011.

5.1	Opinion of Perkins Coie LLP.

Exhibit Number	Description

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

23.4	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 7, 2012.

ZILLOW, INC.

By:	/s/ SPENCER M. RASCOFF
Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Spencer M. Rascoff and Chad M. Cohen, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments, and any and all additions to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SPENCER M. RASCOFF Spencer M. Rascoff	Chief Executive Officer (Principal Executive Officer) and Director	August 7, 2012

/s/ CHAD M. COHEN Chad M. Cohen	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 7, 2012

/s/ RICHARD BARTON Richard Barton	Executive Chairman and Director	August 7, 2012

/s/ ERIK BLACHFORD Erik Blachford	Director	August 7, 2012

/s/ LLOYD D. FRINK Lloyd D. Frink	Vice Chairman, President and Director	August 7, 2012

/s/ J. WILLIAM GURLEY J. William Gurley	Director	August 7, 2012

/s/ JAY C. HOAG Jay C. Hoag	Director	August 7, 2012

Signature	Title	Date

/s/ GREGORY B. MAFFEI Gregory B. Maffei	Director	August 7, 2012

/s/ GORDON STEPHENSON Gordon Stephenson	Director	August 7, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation, dated July 20, 2011 (Filed as Exhibit 3.1 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.2	Amended and Restated Bylaws, dated July 25, 2011 (Filed as Exhibit 3.2 to Zillow, Inc.’s Quarterly Report on Form 10-Q (SEC File No. 001-35237) filed on August 25, 2011, and incorporated herein by reference).

4.3	Specimen of Class A Common Stock Certificate (Filed as Exhibit 4.1 to Zillow, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (SEC File No. 333-173570) filed on June 20, 2011, and incorporated herein by reference).

4.4*	Form of Specimen Preferred Stock Certificate.

4.5*	Form of Specimen Convertible Preferred Stock Certificate.

4.6	Form of Debt Indenture.

4.7	Form of Convertible Debt Indenture.

4.8	Form of Debt Securities (included in Exhibit 4.6).

4.9	Form of Convertible Debt Securities (included in Exhibit 4.7).

4.10*	Form of Stock Purchase Contract Agreement (including form of related securities certificate).

4.11*	Form of Stock Purchase Unit Agreement (including form of unit certificate).

4.12*	Form of Warrant Agreement (including form of warrant certificate).

4.13	Second Amended and Restated Investors’ Rights Agreement, dated September 7, 2007 (Filed as Exhibit 4.2 to Zillow, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-173570) filed on April 18, 2011, and incorporated herein by reference).

4.14	Agreement, Waiver and Amendment With Respect to Initial Public Offering and Common Stock Financing, dated as of April 16, 2011.

5.1	Opinion of Perkins Coie LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends to Earnings.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

23.4	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K under the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.